UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 2, 2012

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	95-3038279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Appointment of New Director

On February 2, 2012, the Board of Directors of DineEquity, Inc. (the “Corporation”), acting pursuant to the authority granted to it by the Corporation’s Amended Bylaws, increased the size of the Board of Directors from 10 to 11 members.  Effective February 2, 2012, the Board of Directors also appointed Stephen P. Joyce to fill the vacancy created by the increase in the size of the Board of Directors.  Mr. Joyce is an independent director who will serve as a Class III director with a term expiring at the Corporation’s 2012 annual meeting of stockholders.  At the present time, Mr. Joyce has not been assigned to any committees of the Board of Directors.

Mr. Joyce will participate in the Corporation’s standard non-employee director compensation arrangements, under which he will receive $50,000 as an annual board membership fee, an annual supplemental membership fee for service on any committees to which he is assigned, and periodic grants of equity awards pursuant to Corporation’s 2011 Stock Incentive Plan.  The annual board membership fee for the first year will be prorated from the date of appointment. In connection with his appointment to the Board of Directors, Mr. Joyce will also receive a grant of 1,000 restricted stock units that will cliff vest in full three years from the date of grant and settle in shares of common stock.

Mr. Joyce, age 51, has served as president and chief executive officer of Choice Hotels International, Inc. since June 2008, where he has also been a director since 2008.  From May to June 2008, he served as president and chief operating officer of Choice Hotels. Previously, Mr. Joyce was with Marriott International, Inc. for 26 years, where he attained the role of executive vice president, global development/owner and franchise services, in addition to holding other leadership positions. He received a bachelor’s degree in commerce from the University of Virginia and has completed graduate work at Cornell University, Wharton Business School and the Aspen Institute.

There are no arrangements or understandings pursuant to which Mr. Joyce was elected as a director, and there are no related party transactions between the Corporation and Mr. Joyce.

The Corporation issued a press release announcing the appointment of Mr. Joyce to the Board of Directors.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 2, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2012	DINEEQUITY, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel
Senior Vice President, Legal, General Counsel and Secretary

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